Exhibit 10.8

SYNDICATE INVESTORS STOCKHOLDERS AGREEMENT

OF

GOODMAN GLOBAL, INC.

This Syndicate Investors Stockholders Agreement (the “Agreement”) is entered into as of February 17, 2005, by and among Goodman Global, Inc., a Delaware corporation (the “Company”), Frio Holdings LLC, a Delaware limited liability company (“FHL”), and each of the purchasers who become parties hereto from time to time in accordance with the terms hereof (each individually, a “Syndicate Stockholder,” and collectively, the “Syndicate Stockholders”). These parties are sometimes referred to herein individually by name or as a “Party” and collectively as the “Parties.”

RECITALS:

WHEREAS, pursuant to that certain Syndicate Investors Stock Purchase Agreement, dated as of the date hereof (the “Stock Purchase Agreement”), among FHL and the Syndicate Stockholders who are parties thereto, FHL has sold and each such Syndicate Stockholder has purchased the number of shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), and the number of shares of the Company’s 9.5% Series A Cumulative Senior Redeemable Exchangeable Preferred Stock, par value $0.01 per share, with a liquidation preference of $1,000 per share at the time of initial issuance (“Preferred Stock” and, together with Common Stock, “Equity Securities”) designated therein, on the terms and conditions set forth in the Stock Purchase Agreement;

WHEREAS, the Company, FHL and the Syndicate Stockholders desire to enter into this Agreement to provide for certain matters with respect to the ownership and transfer by the Syndicate Stockholders of all shares of Equity Securities owned as of the date hereof or hereafter issued to or acquired by the Syndicate Stockholders (collectively, the “Restricted Shares”); and

WHEREAS, capitalized terms used herein without definition elsewhere in this Agreement are defined in Section 8.

AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth herein, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties hereto, intending to be legally bound, hereby agree as follows:

Section 1. Sales to Third Parties.

(a) Each Syndicate Stockholder hereby agrees that it shall not sell, assign, transfer, convey, pledge or otherwise dispose of (collectively, “Transfer”) any Restricted Shares without the prior written consent of the Company, which consent shall have been authorized by a majority of the members of the Board of Directors of the Company (the “Board”), which consent may be (i) withheld in the sole discretion of the Board, or (ii) given subject to reasonable terms and conditions determined by the Board in its sole discretion; provided, that the Company agrees to definitively respond to a written request with respect to a Transfer not more than 45 days after receipt of such request so long as such request includes all of the information to be included in an Offer Notice (as defined pursuant to Section 1(b)(i)). Each Syndicate Stockholder further agrees that in connection with any Transfer consented to by the Company, such Syndicate Stockholder shall, if requested by the Company, deliver to the Company an opinion of counsel in form and substance reasonably satisfactory to the Company and counsel for the Company, to the effect that the Transfer is not in violation of this Agreement, the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state. Any purported Transfer in violation of the provisions of this Section 1 shall be null and void and shall have no force or effect.

(b) (i) If a Syndicate Stockholder (the “Offering Stockholder”) shall have received a bona fide offer or offers from a third party or parties to purchase any Restricted Shares which such Offering Stockholder desires to accept, and the Transfer shall have been approved pursuant to Section 1(a), prior to selling any Restricted Shares to the third party or parties, the Offering Stockholder shall deliver, within 30 days following such approval of the Transfer pursuant to Section 1(a), to the Company and FHL a letter (the “Offer Notice”) signed by the Offering Stockholder setting forth: (A) the name of the third party or parties; (B) the prospective purchase price per share of the Restricted Shares; (C) all material terms and conditions contained in the offer of the third party or parties; and (D) the Offering Stockholder’s offer (irrevocable by its terms for 45 days following the later of (x) the date of the delivery of such Offer Notice or (y) the six month anniversary of the date such Restricted Shares were first purchased by the Syndicate Stockholder (such 45-day period, the “Offer Period”)) to sell to the Company and FHL all (but not less than all) of the Restricted Shares covered by the offer of the third party or parties, for a purchase price per share and on other terms and conditions not less favorable to the Company and FHL than those contained in the offer of the third party or parties (an “Offer”).

(ii) Upon receipt of such Offer Notice, the Company shall have an option to purchase any or all of the Restricted Shares described in the Offer Notice at the purchase price and upon the terms and conditions specified in the Offer. If the Company desires to exercise the option set forth in the preceding sentence, it shall deliver a notice (an “Election Notice”) to the Offering Stockholder and FHL at any time during the first 45 days of the Offer Period (such 45-day period, the “Election Period”), which Election Notice shall specify the number of Restricted Shares subject to the Offer to be acquired. In the event that the Company delivers an Election Notice for less than all of the Restricted Shares subject to the Offer, such Election Notice shall not be effective unless and until FHL delivers an Election Notice to purchase the remaining Restricted Shares subject to the Offer pursuant to Section 1(b)(iii) below.

(iii) In the event the Company does not deliver an Election Notice before the end of the Election Period or any Election Notice so delivered does not relate to the purchase of all the Restricted Shares described in the Offer Notice, then FHL (or, in its discretion, any other Principal Stockholder(s) designated by FHL) shall have the option to purchase no less than all of the remaining Restricted Shares subject to the Offer at the purchase price and upon the terms and conditions specified in the Offer by delivering an Election Notice to the Offering Stockholder and the Company within 15 days after the first to occur of (A) the expiration of the Election Period or (B) receipt of an Election Notice from the Company which relates to less than all of the Restricted Shares described in the Offer Notice. In the event

Election Notices are delivered by both the Company and FHL (or any other applicable Principal Stockholder), and, as a result of miscalculation or similar error, the aggregate number of Restricted Shares described in such Election Notices exceeds the aggregate number of Restricted Shares specified in the Offer, the number of Restricted Shares to be purchased by FHL (or any other applicable Principal Stockholder) shall be reduced accordingly.

(iv) If the Company and/or FHL (or any other applicable Principal Stockholder) delivers an Election Notice, then it shall be obligated to purchase, and the Offering Stockholder shall be obligated to sell, the Restricted Shares described in such Election Notice at the purchase price per share and on other terms and conditions indicated in the Offer, except that the closing of such purchase and sale shall occur on a closing date selected by the Company or FHL (or any other applicable Principal Stockholder), as applicable; provided, however, that such closing date shall be not less than 45 days nor more than 90 days following the date of the Offer Notice. Unless otherwise mutually agreed, the closing shall be consummated at the principal offices of the Company.

(v) If neither the Company nor FHL (or any other applicable Principal Stockholder) delivers an Election Notice to the Offering Stockholder within the time periods described in Section 1(b)(ii) and 1(b)(iii), as applicable, or the Election Notices delivered in the aggregate relate to less than all of the Restricted Shares subject to the Offer, then the Offering Stockholder may, during the period beginning on the 46th day following the receipt of the Offer Notice by the Company and FHL and ending on the 90th day following the receipt of the Offer Notice by the Company and FHL, sell to the third party or parties all (but not less than all) of the Restricted Shares covered by the Offer, for the purchase price and on the other terms and conditions contained in the Offer.

(c) Notwithstanding the foregoing but subject to Section 1(d) below, nothing in this Section 1 shall prevent the Transfer of any Restricted Shares by any Syndicate Stockholder to (i) the Company, (ii) any Principal Stockholder, or (iii) an Affiliate of such Syndicate Stockholder. Notwithstanding the foregoing, nothing in this Section 1 shall prevent the Transfer of any Restricted Shares by any Syndicate Stockholder pursuant to (i) the exercise by the FHL Stockholders of their Bring-Along Right (as defined below) in accordance with Section 2 below, or (ii) the exercise by a Syndicate Stockholder of its Syndicate Tag-Along Right (as defined below) in accordance with Section 3 below.

(d) In addition to the restrictions set forth elsewhere in this Agreement, any Transfer of Restricted Shares by a Syndicate Stockholder to a transferee shall be permitted only if the transferee shall agree in writing to be bound by the terms and conditions of this Agreement pursuant to an instrument of assumption reasonably satisfactory in form and substance to FHL. Upon the execution of the instrument of assumption by such transferee, such transferee shall be deemed to be a Syndicate Stockholder for all purposes of this Agreement.

Section 2. FHL Stockholders Bring-Along Right.

(a) If the FHL Stockholders at any time, or from time to time, in one transaction or a series of related transactions, propose to Transfer any class of Equity Securities (or rights to acquire Equity Securities ) to one or more Persons (a “Third Party Purchaser”), then the FHL Stockholders shall have the right (a “Bring-Along Right”), but not the obligation, to require each Syndicate Stockholder to tender for purchase to the Third Party Purchaser, on the same terms and conditions as apply to the FHL Stockholders, a number of Restricted Shares of such class that, in the aggregate, equal the lesser of (A) the number derived by multiplying (1) the total number of Restricted Shares of such class owned by the Syndicate Stockholder; by (2) a fraction, the numerator of which is the total number of shares of Equity Securities of such class to be sold by the FHL Stockholders in connection with the transaction or series of related transactions and the denominator of which is the total number of the then outstanding Equity Securities of such class (including shares issuable upon the exercise of rights to acquire Equity Securities of such class) held by the FHL Stockholders; or (B) the number of shares as the FHL Stockholders shall designate in the Bring-Along Notice (as defined below). Notwithstanding the foregoing, the obligation of the Syndicate Stockholders with respect to the Bring-Along Rights are subject to the satisfaction of the following conditions: (i) all holders of a class of securities receive the same consideration per share, and to the extent that any such holder is provided an election as to the form or type of consideration to be received, all holders of such class of security are provided the same election, (ii) the Syndicate Stockholders shall not be required to make any representations, warranties, indemnities or other agreements which are different from those made by the FHL Stockholders, (iii) no Syndicate Stockholder shall have any indemnification obligation with respect to any class of securities sold in such transaction which is disproportionate with the indemnity obligations of other selling stockholders holding securities of the same class, and (iv) no Syndicate Stockholder shall have any indemnification obligation in excess of the net proceeds received by such Syndicate Stockholder in such transaction.

(b) If the FHL Stockholders elect to exercise their Bring-Along Right under this Section 2 with respect to the Restricted Shares held by the Syndicate Stockholders, the FHL Stockholders shall notify each Syndicate Stockholder in writing (collectively, the “Bring-Along Notices”). Each Bring-Along Notice shall set forth: (i) the proposed amount and form of consideration and terms and conditions of payment offered by the Third Party Purchaser(s) and a summary of any other material terms pertaining to the Transfer (“Third Party Terms”); and (ii) the number of Restricted Shares that the FHL Stockholders elect each Syndicate Stockholder to sell in the Transfer. The Bring-Along Notices shall be given at least five days before the closing of the proposed Transfer.

(c) Upon the giving of a Bring-Along Notice, each Syndicate Stockholder shall be obligated to sell the number of Restricted Shares set forth in each Syndicate Stockholder’s Bring-Along Notice on the Third Party Terms.

(d) At the closing of the Transfer to any Third Party Purchaser(s) pursuant to this Section 2, the Third Party Purchaser(s) shall remit to the Syndicate Stockholder the consideration for the total sales price of the Equity Securities held by the Syndicate Stockholder sold pursuant hereto minus any consideration to be escrowed or otherwise held back in accordance with the Third Party Terms (which in no event shall be disproportionate from the aggregate consideration received by such Syndicate Stockholder in connection with such Transfer), against delivery by the Syndicate Stockholder of certificates for Equity Securities, duly endorsed for Transfer or with duly executed stock powers reasonably acceptable to FHL, and the compliance by the Syndicate Stockholder with any other conditions to closing generally applicable to the FHL Stockholders and all other holders of Equity Securities selling shares in the transaction.

Section 3. Syndicate Stockholders Tag-Along Rights.

(a) Except as otherwise provided by Section 3(d), if the FHL Stockholders at any time propose to Transfer any class of Equity Securities (or rights to acquire Equity Securities) to a Third Party Purchaser (other than a Principal Stockholder), in a single Transfer or a series of related Transfers constituting more than 10% of the Equity Securities of such class held by the FHL Stockholders on the date immediately preceding the date this Agreement is first entered into, then each Syndicate Stockholder shall have the right (the “Syndicate Tag-Along Right”) to require that the proposed Third Party Purchaser purchase from such Syndicate Stockholder, on the same terms and conditions as apply to the FHL Stockholders, up to the number of Restricted Shares of such class equal to the number derived by multiplying (x) the total number of Equity Securities of such class that the proposed Third Party Purchaser has agreed or committed to purchase, by (y) a fraction, the numerator of which is the total number of Restricted Shares of such class owned by the Syndicate Stockholder (including shares issuable upon the exercise of rights to acquire Equity Securities of such class), and the denominator of which is the aggregate number of Equity Securities of such class owned by the FHL Stockholders, the Syndicate Stockholder and all other holders of Equity Securities of such class who have exercised a tag-along right similar to the rights granted to the Syndicate Stockholder in this Section 3 (including shares issuable upon the exercise of rights to acquire Equity Securities of such class and including, in the case of a Transfer of shares of Common Stock, any shares of Common Stock issuable to such other holders upon the exercise of all vested options (including options that vest as a result of the consummation of the Transfer to the Third Party Purchaser)). For the avoidance of doubt, it is intended that the Syndicate Tag-Along Right always be exercised on a class by class basis, and the intent of this computation is to accord to the Syndicate Stockholder the right to sell the same percentage of his or her direct and indirect holdings of Equity Securities of such class as the FHL Stockholders are entitled to sell in such transaction.

(b) The FHL Stockholders shall notify each Syndicate Stockholder in writing in the event the FHL Stockholders propose to make a Transfer or series of Transfers giving rise to a Syndicate Tag-Along Right at least fifteen (15) business days prior to the date on which the FHL Stockholders expect to consummate such Transfer (the “Syndicate Sale Notice”) which notice shall specify the number of shares of each class of Equity Securities which the Third Party Purchaser(s) intends to purchase in such Transfer and the Third Party Terms. The Syndicate Tag-Along Right may be exercised by any Syndicate Stockholder by delivery of a written notice to the FHL Stockholders proposing to sell Restricted Shares (the “Syndicate Tag-Along Notice”) within ten (10) business days following receipt of the Syndicate Sale Notice from the FHL Stockholders. The Syndicate Tag-Along Notice shall state the number of Restricted Shares that the Syndicate Stockholder proposes to include in such Transfer to the proposed Third Party Purchaser (not to exceed the number as determined above). In the event that the proposed Third Party Purchaser does not purchase the specified number of Restricted Shares from the Syndicate Stockholder on the same terms and conditions as specified in the Syndicate Sale Notice, then the FHL Stockholders shall not be permitted to sell any shares of Equity Securities to the proposed Third Party Purchaser unless the FHL Stockholders purchases from the Syndicate Stockholder such specified number of Restricted Shares on the same terms and conditions as specified in such Syndicate Sale Notice.

(c) At the closing of the Transfer to any Third Party Purchaser pursuant to this Section 3, the Third Party Purchaser shall remit to each Syndicate Stockholder who exercised its Syndicate Tag-Along Right the consideration for the total sales price of the Restricted Shares held by the Syndicate Stockholder sold pursuant hereto minus any such consideration to be escrowed or otherwise held back in accordance with the Third Party Terms (which in no event shall be disproportionate from the aggregate consideration received by such Syndicate Stockholder in connection with such Transfer), against delivery by the Syndicate Stockholder of certificates for the Restricted Shares, duly endorsed for Transfer or with duly executed stock powers reasonably acceptable to FHL, and the compliance by the Syndicate Stockholder with any other conditions to closing generally applicable to the FHL Stockholders and all other holders of Common Stock selling shares in the transaction.

(d) Notwithstanding anything contained in this Section 3 to the contrary, the Syndicate Tag-Along Right shall not apply to any Transfer of a “strip” of Equity Securities (a “FHL Syndicate Transfer”) to a non-Affiliate third party (a “FHL Syndicate Transferee”) consummated by the FHL Stockholders prior to December 23, 2005; provided that after giving pro forma effect to such FHL Syndicate Transfer, FHL and its Affiliates shall continue to own at least 50% of the Equity Securities of the Company on a fully-diluted basis. Any FHL Syndicate Transferee shall agree in writing to be bound by this Agreement as a Syndicate Stockholder at the time of the FHL Syndicate Transfer to such FHL Syndicate Transferee and such FHL Syndicate Transferee shall be treated as part of the Syndicate Stockholders hereunder for all purposes.

(e) If the members of FHL at any time propose to Transfer interests in FHL to a purchaser (other than a Principal Stockholder) in a single Transfer or a series of Transfers following which no Principal Stockholder will be the managing member of FHL, then each Syndicate Stockholder shall be provided the right to sell the same percentage of each class of its Restricted Shares to the purchaser of such interests in FHL or, at the election of FHL, to FHL, subject to the same procedures and terms as an exercise of Syndicate Tag-Along Rights pursuant to this Section 3.

Section 4. Cooperation.

(a) In the event of (i) the exercise of a Bring-Along Right pursuant to Section 2 with respect to a Syndicate Stockholder or (ii) the exercise by a Syndicate Stockholder of a Syndicate Tag-Along Right pursuant to Section 3, such Syndicate Stockholder shall consent to and raise no objections against the transaction, and if the transaction is structured as a sale of stock, each Syndicate Stockholder shall take all actions that the Board reasonably deems necessary or desirable in connection with the consummation of the transaction. Without limiting the generality of the foregoing, each such Syndicate Stockholder agrees to (A) consent to and raise no objections against the transaction; (B) execute any Equity Securities purchase agreement, merger agreement or other agreement entered into with the Third Party Purchaser with respect to the transaction setting forth the Third Party Terms and any ancillary agreement with respect thereto; (C) vote the Restricted Shares held by the Syndicate Stockholder in favor of the transaction; and (D) refrain from the exercise of dissenters’ appraisal rights with respect to the transaction.

(b) Each Syndicate Stockholder shall bear its pro-rata share of the costs of any transaction in which it sells Restricted Shares (based upon the net proceeds received by such Syndicate Stockholder in such transaction) to the extent such costs are incurred for the benefit of all holders of Equity Securities and are not otherwise paid by the Company or the acquiring party.

(c) Each Syndicate Stockholder acknowledges and agrees that (i) it has been provided with a copy of that certain Goodman Global, Inc. Stockholders Agreement, dated as of December 23, 2005, by and among the Company, FHL and each of the investors listed on Schedule I thereto (the “Goodman Stockholders Agreement”), (ii) it has reviewed the Goodman Stockholders Agreement and been advised by counsel of its choosing in such review, and (iii) it is an “Apollo Transferee” (as that term defined in the Goodman Stockholders Agreement) for all purposes under the Goodman Stockholders Agreement. Each Syndicate Stockholder agrees that, as an “Apollo Transferee” under the Goodman Stockholders Agreement, it shall be treated as an “Apollo Stockholder” (as that term defined in the Goodman Stockholders Agreement) for all purposes under the Goodman Stockholders Agreement, except as otherwise set forth therein. Each Syndicate Stockholder shall, concurrently herewith and as required by the terms of the Goodman Stockholders Agreement, execute and become bound by the terms of the Goodman Stockholders Agreement as if such Syndicate Stockholder were an original signatory thereto.

(d) Each Syndicate Stockholder acknowledges and agrees that, notwithstanding anything to the contrary in the Goodman Stockholders Agreement, it shall not be entitled to request the Company to initiate any registration of any “Registrable Securities” (as that term is defined in the Goodman Stockholders Agreement) pursuant to Section 4 of the Goodman Stockholders Agreement (including, but not limited to, any registration of “Registrable Securities” pursuant to Section 4(c) of the Goodman Stockholders Agreement) on Form S-3 or otherwise without the prior written consent of FHL, which consent may be withheld in the sole discretion of FHL. The preceding sentence in no way limits any right of any FHL Stockholder or the “Apollo Representative” (as that term is defined in the Goodman Stockholders Agreement) to request the Company to initiate any registration of any “Registrable Securities” on Form S-3 pursuant to Section 4 of the Goodman Stockholders Agreement or otherwise. Notwithstanding the foregoing, the FHL Stockholders shall cause the “Apollo Representative” (as that term is defined in the Goodman Stockholders Agreement) to include in any request for registration of “Registrable Securities” (as that term is defined in the Goodman Stockholders Agreement) delivered to the Company by the “Apollo Representative” pursuant to Section 4(b)(i)(C) of the Goodman Stockholders Agreement, upon the written notice of any Syndicate Stockholder (which notice must be given within ten (10) days after receipt of written notice by such Syndicate Stockholder from the Company described in Section 4(b)(i)(A) of the Goodman Stockholders Agreement), that number of shares of “Registrable Securities” held by such Syndicate Stockholder and specified in such Syndicate Shareholder’s written notice.

(e) Each Syndicate Stockholder acknowledges and agrees that, notwithstanding anything to the contrary in that certain Management Stockholders Agreement of Goodman Global, Inc., dated as of December 23, 2004, by and among the Company, FHL and each of the individual purchasers who is or becomes a party thereto from time to time in accordance with the terms thereof (the “Management Stockholders Agreement”), it shall not be entitled to exercise any “Bring-Along Right” (as that term is defined in the Management Stockholders Agreement) pursuant to Section 6 of the Management Stockholders Agreement without the prior written consent of FHL, which consent may be withheld in the sole discretion of FHL. The preceding sentence in no way limits any right of any FHL Stockholder to exercise any “Bring-Along Right” pursuant to Section 6 of the Management Stockholders Agreement.

(f) For so long as the FHL Stockholders hold at least 50% of the Equity Securities held by them as of the date hereof, determined on a fully diluted basis, the FHL Stockholders shall cause the Company to deliver promptly to each Syndicate Stockholder, for so long as such Syndicate Stockholder and its Affiliates that are Syndicate Stockholders hold at least 50% of the Equity Securities held in the aggregate by them as of the date hereof, the same information as is delivered to any lenders in connection with any financings provided to the Company or Goodman Global Holdings, Inc. (f/k/a Frio, Inc.), a Delaware corporation (“GGH”), in connection with the transactions contemplated by that certain Asset Purchase Agreement, dated as of November 18, 2004, by and among Goodman Global Holdings, Inc., a Texas corporation, the Company and GGH. Each Syndicate Shareholder shall, and shall cause its respective affiliates and representatives to, (i) maintain in strict confidence any and all confidential information concerning the Company or its subsidiaries or their respective businesses and (ii) refrain from using any and all such information for its own benefit or to compete with or otherwise to the detriment of the Company or its subsidiaries or their respective businesses, in each case except as required by applicable law or court order. Notwithstanding anything to the contrary in this Agreement, the previous sentence shall survive the termination of this Agreement.

(g) If at any time all Equity Securities held by the FHL Stockholders have been transferred as part of a liquidation or other distribution to the direct or indirect limited partners or members of the FHL Stockholders that are not FHL Stockholders, then this Agreement shall terminate.

Section 5. Participation Right

(i) If at any time after the date hereof, (x) the Company proposes to issue equity securities of any kind (the term “equity securities” shall include for these purposes any warrants, options or other rights to acquire equity securities and debt securities convertible into equity securities) of the Company (other than the issuance of securities (i) upon conversion of any convertible capital stock of the Company pursuant to the Company’s Certificate of Incorporation, (ii) pursuant to the acquisition of another Person by the Company, whether by purchase of stock, merger, consolidation, purchase of all or substantially all of the assets of such Person or otherwise, including issuances to management of such Person in connection therewith, (iii) in exchange for debt securities of the Company, (iv) in connection with any stock split, stock dividend or recapitalization, (v) pursuant to an underwritten public offering by the Company of shares of Common Stock pursuant to a registration under the Securities Act, (vi) in connection with a joint venture or strategic relationship (in either case, so long as such issuance is not in connection with a capital raising transaction) or (vii) to officers, employees, directors or consultants of the Company or its Subsidiaries in connection with such Person’s employment or consulting arrangements with the Company or its Subsidiaries) and (y) FHL participates in such issuance, whether as an original offeree or by exercise of preemptive right or otherwise, then, as to each Syndicate Stockholder, FHL shall:

(A) give written notice setting forth in reasonable detail (1) the designation and all of the terms and provisions of the securities proposed to be issued (the “Proposed Securities”), including, where applicable, the voting powers, preferences and relative participating, optional or other special rights, and the qualification, limitations or restrictions thereof and interest rate and maturity; (2) the price and other terms of the proposed sale of such securities; (3) the amount of such securities proposed to be issued; and (4) such other information as the Investors may reasonably request in order to evaluate the proposed issuance; and

(B) offer to such Syndicate Stockholder the opportunity to participate in such issuance (either directly or through a private placement of such securities by FHL Stockholders) in an amount of the Proposed Securities equal to its pro rata share, based on its aggregate equity ownership in the Company, including for purposes of this calculation all shares of Common Stock outstanding on a fully diluted basis.

(ii) Each Syndicate Stockholder must exercise its purchase rights hereunder within ten (10) business days after receipt of such notice from FHL. To the extent that the Proposed Securities consist of two or more securities in units, the Syndicate Stockholders must purchase such units as a whole and will not be given the opportunity to purchase only one of the securities making up such unit.

(iii) Upon the expiration of the offering period described above, FHL will be free to purchase for its own account and/or sell or Transfer such Proposed Securities that the Syndicate Stockholders have not elected to purchase.

(iv) The election by a Syndicate Stockholder not to exercise its participation rights under this Section 5 in any one instance shall not affect its right (other than in respect of a reduction in its percentage holdings) as to any subsequent proposed issuance. Any purchase of such securities by FHL without first giving the Syndicate Stockholders the rights described in this Section 5 shall be void and of no force and effect.

Section 6. Termination. This Agreement shall terminate on the first to occur of:

(a) The date the Company consummates an Initial Public Offering of at least $200,000,000 of Common Stock;

(b) Pursuant to Section 5(g); or

(c) The date on which each Syndicate Stockholder and FHL shall have agreed in writing to terminate this Agreement.

Section 7. Miscellaneous.

(a) Legends. Each certificate representing the Restricted Shares shall bear the following legends (or one to substantially similar effect):

“THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE. THE SHARES MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS AND UNTIL REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS GOODMAN GLOBAL, INC. (THE “COMPANY”) RECEIVES AN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.”

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND OTHER CONDITIONS, AS SPECIFIED IN ONE OR MORE SHAREHOLDERS’ AGREEMENTS, DATED AS OF DECEMBER 23, 2004 AND FEBRUARY 17, 2005, BY AND AMONG THE COMPANY AND THE OTHER PARTIES NAMED THEREIN, AS AMENDED FROM TIME TO TIME, COPIES OF WHICH ARE ON FILE AT THE OFFICE OF THE COMPANY AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

“THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH SHAREHOLDER WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL AND OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AUTHORIZED TO BE ISSUED AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS.”

(b) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective legal representatives, heirs, legatees, successors and assigns and shall also apply to any Restricted Shares acquired by any Syndicate Stockholder after the date hereof.

(c) Specific Performance. Each Party, in addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, shall be entitled to specific performance of the Party’s rights under this Agreement. Each Party agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by the Party of the provisions of this Agreement and each Party hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

(d) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state of Delaware.

(e) Interpretation. The headings of the Sections contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the Parties and shall not affect the meaning or interpretation of this Agreement.

(f) Notices. All notices and other communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given and received when delivered by overnight courier or hand delivery, when sent by telecopy, or five days after mailing if sent by registered or certified mail (return receipt requested) postage prepaid, to the Parties at the following addresses (or at such other address for any Party as shall be specified by like notices delivered by such Party, provided that notices of a change of address shall be effective only upon receipt thereof).

(i)	If to the Company at:

Goodman Global, Inc.

c/o Apollo Management, L.P.

9 West 57th Street

New York, New York

Attention: Larry Berg

Facsimile: (212) 515-3288

with copies to FHL at the address set forth below and:

Latham & Watkins, LLP

885 Third Avenue

New York, New York

Attention: Raymond Y. Lin

Facsimile: (212) 751-4864

(ii)	If to FHL at:

Frio Holdings LLC

c/o Apollo Management, L.P.

9 West 57th Street

New York, New York

Attention: Larry Berg

Facsimile: (212) 515-3288

with a copy to Latham & Watkins, at the address set forth above.

(iii) If to a Syndicate Stockholder, to the address set forth on such Syndicate Stockholder’s signature page hereto.

(g) Recapitalization, Exchange, Etc. Affecting the Company’s Stock. Nothing in this Agreement shall prevent the Company from effecting any recapitalization, corporate reorganization, “corporate inversion” involving the creation of one or more holding companies and/or holding company subsidiaries, or similar transaction. The provisions of this Agreement shall apply, to the full extent set forth herein, with respect to any and all shares of Common Stock, Preferred Stock and all of the other shares of capital stock of the Company or any successor or assignee of the Company (whether by merger, consolidation, sale of assets, business combination or otherwise) that may be issued in respect of, in exchange for, or in substitution of such Common Stock and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations, and the like occurring after the date hereof.

(h) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same agreement.

(i) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal, or unenforceable in any respect for any reason, the validity, legality, and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby.

(j) Amendment. This Agreement may be amended by resolution of the Board; provided that the amendment has been approved by the Principal Stockholders; and, provided, further, that any such amendment that would materially adversely affect the rights of any Syndicate Stockholder shall not to that extent be effective without the written consent of Syndicate Stockholders who then hold 50% or more of the Restricted Shares (including Restricted Shares issuable upon the exercise of rights to acquire Common Stock). This Agreement may also be amended by an agreement in writing among each Syndicate Stockholder, FHL and the Company. At any time hereafter, additional Syndicate Stockholders may be made parties hereto by executing a signature page in the form attached as Exhibit A hereto, which signature page shall be countersigned by the Company and shall be attached to this Agreement and become a part hereof without any further action of any other Party hereto.

(k) Entire Agreement. The terms of this Agreement are intended by the parties to be the final expression of their agreement with respect to the subject matter hereof and may not be contradicted by evidence of any prior or contemporaneous agreement. The parties further intend that this Agreement shall constitute the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial, administrative, or other legal proceeding to vary the terms of this Agreement.

(l) Actions to Effectuate Agreement. Each Syndicate Stockholder agrees to take all actions within his or her power (including voting Restricted Shares) to give effect to the terms of this Agreement. In the event of any inconsistency between this Agreement, on the one hand, and the Certificate of Incorporation or Bylaws of the Company, on the other hand, the provisions of this Agreement shall control, and each Syndicate Stockholder shall vote his or Restricted Shares in such manner as to effectuate any and all amendments to the Certificate of Incorporation or Bylaws of the Company that may be necessary in order to bring the Certificate of Incorporation and Bylaws of the Company into conformity with the provisions of this Agreement. The vote of any Syndicate Stockholder in violation of the provisions of this

Agreement shall be void and shall be ignored by the Company. In connection therewith, each Syndicate Stockholder hereby grants an irrevocable proxy with full power of substitution to FHL for purposes of voting all Restricted Shares subject to this Agreement at any meeting of stockholders or in any action by written consent of stockholders in any manner necessary to give effect to the provisions of this Agreement, but not to amend this Agreement, it being acknowledged that such proxy is coupled with an interest under this Agreement.

Section 8. Defined Terms.

As used in this Agreement, the following terms shall have the meanings ascribed to them below:

(a) “Affiliate” shall mean, with respect to any individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature (each, a “Person”), any other Person directly or indirectly controlling, controlled by, or under common control with, such Person where “control” shall have the meaning given such term under Rule 405 of the Securities Act; provided that in no event shall the Company, any of its subsidiaries or any Syndicate Stockholder be considered an “Affiliate” of the Principal Stockholders.

(b) “FHL Stockholders” shall mean, collectively, FHL and its Affiliates.

(c) “Initial Public Offering” shall mean the first underwritten public offering of Equity Securities pursuant to an effective registration statement filed by the Company with the United States Securities and Exchange Commission (other than on Forms S-4 or S-8 or successors to such forms) under the Securities Act.

(d) “Principal Stockholders” shall mean (i) the FHL Stockholders, (ii) any general or limited partner or member of any FHL Stockholder (an “FHL Partner”), (iii) any corporation, partnership, limited liability company or other entity that is an Affiliate of any FHL Stockholder or FHL Partner (including without limitation any applicable coinvest vehicle established following the date hereof) (collectively, the “FHL Affiliates”), (iv) any managing director, member, general partner, director, limited partner, officer or employee of (A) any FHL Stockholder, (B) any FHL Partner or (C) any FHL Affiliate, or the heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of any of the foregoing Persons referred to in this clause (v) (collectively, the “FHL Associates”), (v) any trust, the beneficiaries of which, or corporation, limited liability company or partnership, the stockholders, members or general or limited partners of which, include only FHL Stockholders, FHL Partners, FHL Affiliates, FHL Associates, their spouses or their lineal descendants; and (viii) a voting trustee for one or more FHL Stockholders, FHL Affiliates, FHL Partners or FHL Associates; provided that in no event shall the Company or any subsidiary be considered an FHL Partner, FHL Affiliate, or FHL Associate; and provided, further, that an underwriter or other similar intermediary engaged by the Company in an offering of the Company’s debt or equity securities or other instruments shall not be deemed a Principal Stockholder with respect to such engagement.

[signature pages follow]

IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date first written above.

GOODMAN GLOBAL, INC.

By:
	Name:	Ben Campbell
	Title:	Executive Vice President, Secretary
and General Counsel

FRIO HOLDINGS LLC

By:	Apollo Management V, L.P.
Its:	Manager

	By:	AIF V Management, Inc.
	Its:	General Partner

By:

		Name:	Michael Weiner
		Title:	Vice President

Each Syndicate Stockholder has agreed to be bound by the terms of this Agreement by execution and delivery of the signature page, the form of which is set forth as Exhibit A hereto.

Syndicate Investors Stockholders Agreement

SIGNATURE PAGE

TO THE

SYNDICATE INVESTORS STOCKHOLDERS AGREEMENT

OF GOODMAN GLOBAL, INC.

By execution of this signature page,                          hereby agrees to become a party to, be bound by the obligations of, and receive the benefits of, that certain Syndicate Investors Stockholders Agreement of Goodman Global, Inc., dated as of February 17, 2005, by and among Goodman Global, Inc., Frio Holdings LLC, and certain other parties named therein, as amended from time to time thereafter.

[NAME OF SYNDICATE STOCKHOLDER]

By:
Its:

Address:

Accepted:

GOODMAN GLOBAL, INC.

By:
Its:

FRIO HOLDINGS LLC

By:
Its:

Syndicate Investors Stockholders Agreement

EXHIBIT A

FORM

OF

SIGNATURE PAGE

TO THE

SYNDICATE INVESTORS STOCKHOLDERS AGREEMENT

OF GOODMAN GLOBAL, INC.

By execution of this signature page,                          hereby agrees to become a party to, be bound by the obligations of, and receive the benefits of, that certain Syndicate Investors Stockholders Agreement of Goodman Global, Inc., dated as of February 17, 2005, by and among Goodman Global, Inc., Frio Holdings LLC, and certain other parties named therein, as amended from time to time thereafter.

[NAME OF SYNDICATE STOCKHOLDER]

By:
Its:

Address:

Accepted:

GOODMAN GLOBAL, INC.

By:
Its:

FRIO HOLDINGS LLC

By:
Its: